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                                                                     EXHIBIT 2.1


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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     Between

                              RETEK LOGISTICS, INC.

                                       and

                                   RETEK INC.


                          Dated as of September 9, 1999


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         AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement"), dated as of September 9, 1999, between RETEK LOGISTICS, INC. ("Retek Logistics"), an Ohio corporation and a wholly owned subsidiary of HNC Software Inc., a Delaware corporation ("Parent"), and RETEK INC. ("Retek"), a Delaware corporation.

         WHEREAS, the Boards of Directors of each of Retek Logistics and Retek have determined that it is advisable that Retek Logistics be merged with and into Retek (the "Merger"), on the terms and subject to the conditions contained herein and in accordance with the General Corporation Law of the State of Delaware and the General Corporation Law of the State of Ohio (the "OGCL").

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, Retek Logistics and Retek hereby agree as follows:

         SECTION 1. The Merger. At the Effective Time (as defined in Section 2), upon the terms and conditions of this Agreement and in accordance with the DGCL and the OGCL, Retek Logistics shall be merged with and into Retek, the separate corporate existence of Retek Logistics shall cease, and Retek shall continue as the surviving corporation of the Merger (hereinafter sometimes referred to as the "Surviving Corporation").

         SECTION 2. Effective Time of the Merger. The Merger shall become effective upon the later of (a) the filing of (i) this Agreement or a Certificate of Merger (the "Delaware Certificate of Merger") relating to the Merger with the Secretary of State of the State of Delaware and (ii) a Certificate of Merger (the "Ohio Certificate of Merger") relating to the Merger with the Secretary of State of the State of Ohio or (b) at such time as specified in the Delaware Certificate of Merger and the Ohio Certificate of Merger (the time of such filings being the "Effective Time").

         SECTION 3. Surviving Corporation. (a) The Surviving Corporation shall be a Delaware corporation whose registered office in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         (b) The Surviving Corporation hereby consents to be sued and served with process in the State of Ohio and hereby irrevocably appoints the Secretary of State of the State of Ohio as its agent to accept service of process in any proceeding in the State of Ohio to enforce against the Surviving Corporation any obligation of Retek Logistics or to enforce the rights of a dissenting shareholder of Retek Logistics.

         (c) Retek and Retek Logistics desire that the Surviving Corporation transact business in Ohio as a "foreign corporation" (as such term is defined in the OGCL) and as such, the Surviving Corporation hereby appoints CT Corporation System at 185 Superior Avenue Northeast; Room 1420, Cleveland, Ohio 44114 the designated agent for the Surviving Corporation and irrevocably consents to service of process on such agent so long as the authority of such agent continues and to service of process upon the Secretary of State of the State of Ohio in the events provided for in Section 1703.19 of the OGCL.

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         SECTION 4. Certificate of Incorporation and By-laws. The Certificate of
Incorporation of Retek, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law or such Certificate of Incorporation. The By-laws of Retek, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation or such By-laws.

         SECTION 5. Directors and Officers. The directors of Retek immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation and applicable law, and the officers of Retek immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         SECTION 6. Conversion of Shares. At the Effective Time, all of the 2,237,683 share of issued and outstanding share of the Common Stock, no par value, of Retek Logistics ("Retek Logistics Common Stock") shall, without any action on the part of Parent, Retek Logistics or Retek, be deemed converted into 1,000 shares of the Common Stock, par value $0.01 per share, of Retek (the "Retek Common Stock"). In no event shall a certificate or scrip representing fractional shares of Retek Common Stock be issued in the Merger upon the surrender for exchange of the Retek Logistics Common Stock, and such fractional share interests will entitle the owner thereof to vote or to any rights of a stockholder of Retek.

         SECTION 7. Tax Treatment. The parties intend that the formation of Retek and the merger of Retek Logistics into Retek shall be treated for federal and state income tax purposes as a merger change in identity, form, or place of organization of Retek Logistics intended to qualify as a tax-free reincorporation pursuant to Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

         SECTION 8. Representations and Warranties of Retek Logistics. As an inducement to Retek to enter into this Agreement, Retek Logistics hereby represents and warrants to Retek as follows:

         (a) Retek Logistics is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

         (b) The execution and deliver of this Agreement by Retek Logistics, the performance by Retek Logistics of its obligations hereunder and the consummation by Retek Logistics of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Retek Logistics and its stockholders, in accordance with the OGCL and its Articles of Incorporation.

         (c) This Agreement has been duly executed and delivered by Retek Logistics and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of Retek Logistics enforceable against Retek Logistics in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights

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generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         (d) The execution, delivery and performance of this Agreement by Retek Logistics do not and will not (i) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or By-laws (or similar organization documents) of Retek Logistics or (ii) conflict with or violate any law or governmental order applicable to Retek Logistics or any of its assets, properties or businesses.

         SECTION 9. Representations and Warranties of Retek. As an inducement to Retek Logistics to enter into this Agreement, Retek hereby represents and warrants to Retek Logistics as follows:

         (a) Retek is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

         (b) The execution and deliver of this Agreement by Retek, the performance by Retek of its obligations hereunder and the consummation by Retek of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Retek and its stockholders, in accordance with the DGCL and its Certificate of Incorporation.

         (c) This Agreement has been duly executed and delivered by Retek and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of Retek enforceable against Retek in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         (d) The execution, delivery and performance of this Agreement by Retek do not and will not (i) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of Retek or (ii) conflict with or violate any law or governmental order applicable to Retek or any of its assets, properties or businesses.

         SECTION 10. Further Assurances. Each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

         SECTION 11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within the State.

         SECTION 12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when


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executed shall be deemed to be an original but all of which taken together shall constitute the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective officers thereto duly authorized.


                                   RETEK LOGISTICS, INC.


                                   By: /s/ David H. Cook
                                       -----------------------------------------
                                       Name:  David H. Cook
                                       Title: President and Chief Executive
                                                 Officer


                                   RETEK INC.


                                   By: /s/ John N. Buchanan
                                       -----------------------------------------
                                       Name:  John N. Buchanan
                                       Title: Chairman and Chief Executive
                                                 Officer

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         I, Raymond V. Thomas, Secretary of Retek Logistics (as defined in this Agreement), DO HEREBY CERTIFY that this Agreement was duly adopted by the written consent of the sole stockholder of Retek Logistics as of September 9, 1999.

         IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of September, 1999.


                                   /s/ Raymond V. Thomas
                                   ---------------------------------------------
                                                    Secretary





         I, Gregory A. Effertz, Secretary of Retek (as defined in this Agreement), DO HEREBY CERTIFY that this Agreement has been adopted pursuant to
Section 251(f) of the General Corporation Law of the State of Delaware and no shares of stock of Retek were issued prior to the adoption by the Board of Directors of Retek of the resolution approving this Agreement.

         IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of September, 1999.

                                   /s/ Gregory A. Effertz
                                   ---------------------------------------------
                                                    Secretary